UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On July 29, 2024, Dean C. Fullerton was appointed as the Chief Operating Officer of Plug Power Inc. (the “Company”).

Mr. Fullerton, age 56, has more than 30 years of experience in the supply chain and logistics engineering industry. Prior to joining the Company, he worked at Amazon.com, Inc., where his career spanned 14 years and included many areas of responsibility, including most recently as Vice President of Global Engineering and Security Services from January 2020 to March 2024 and Vice President of Noth America Engineering Services from January 2017 to January 2020. Previously, Mr. Fullerton was Senior Director of North America Engineering and Maintenance at The Gap, Inc. from March 2008 to June 2010, Principal/Director at Tompkins Associates, a supply chain and logistics engineering consulting firm, from January 2000 to February 2008, and Industrial Engineering Manager at United Parcel Service, Inc. from March 1986 to January 2000. Mr. Fullerton received his M.B.A from the University of Redlands and his B.S. in Business Management from San Diego State University.

In connection with Mr. Fullerton’s appointment as Chief Operating Officer, the Company and Mr. Fullerton entered into an executive employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Fullerton will be entitled to an annual base salary of $550,000, subject to upward increases as may be determined upon annual review by the Compensation Committee of the Board of Directors (the “Compensation Committee”), and any cash incentive compensation as determined by the Compensation Committee from time to time. In addition, pursuant to an offer letter between the Company and Mr. Fullerton (the “Offer Letter”), Mr. Fullerton is entitled to an one-time sign-on bonus of $275,000, subject to certain repayment obligations, and was granted 1,000,000 options to purchase 1,000,000 shares of the Company’s common stock pursuant to the Company’s 2021 Stock Option Incentive Plan, as amended. The options have an exercise price of $2.47, equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on July 31, 2024, the date of grant, and will vest in three equal annual installments following the grant date, subject to Mr. Fullerton’s continued service on each such vesting date; provided, however, that 500,000 shares underlying such options will vest only if the daily volume weighted average price of the Company’s common stock during any thirty (30) consecutive trading day period equals or exceeds $7.50 prior to April 30, 2025. During Mr. Fullerton’s employment, he will be eligible to participate in the Company’s annual bonus program, which currently provides for a target payment equivalent to 100% of his annual base salary subject to achievement of Company performance goals, and equity compensation plans and employee benefit plans available to other employees of the Company. Mr. Fullerton’s annual bonus equal to his current base salary of $550,000 is guaranteed for 2024.

Pursuant to the Employment Agreement, in the event Mr. Fullerton is terminated by the Company without “Cause” (as such term is defined in the Employment Agreement), subject to Mr. Fullerton signing a general release of claims and complying with a confidentiality agreement, Mr. Fullerton will be entitled to: (i) an amount equal to one (1) time his then current base salary, (ii) exercise all vested stock options held by him for twelve months from the date of termination, and (iii) a lump sum payment equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan in force on the date of termination, less applicable withholdings and deductions, or a monthly subsidy for a period of twelve (12) months and equivalent to the Company’s share of the monthly health insurance premium for the health insurance plan in force on the date of termination.

In the event Mr. Fullerton is terminated by the Company without “Cause” or he terminates his employment for “Good Reason,” in each case within 12 months following a “Change in Control” (as such terms are defined in the Employment Agreement), subject to Mr. Fullerton signing a general release of claims and complying with a confidentiality agreement, he will be entitled to: (i) an amount equal to (x) one-hundred percent (100%) his average annual base salary over the three (3) fiscal years immediately prior to the termination date (or his annual base salary in effect immediately prior to the Change in Control, if higher) and (y) one-hundred percent (100%) of his average annual bonus over the three (3) fiscal years immediately prior to the Change in Control (or his annual bonus for the last fiscal year immediately prior to the Change in Control, if higher) with such amounts to be paid out either in a lump sum or in installments, per the discretion of the Company; (ii) the vesting in such portion of his stock options and other stock-based awards as he would have vested in if he had remained employed by the Company for twelve (12) months following the termination date; and (iii) a lump sum payment equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan in force on the date of termination, less applicable withholdings and deductions, or a monthly subsidy for a period of twelve (12) months and equivalent to the Company’s share of the monthly health insurance premium for the health insurance plan in force on the date of termination.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter and the Employment Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference herein.

There is no arrangement or understanding between either Mr. Fullerton and any other person pursuant to which he was appointed as Chief Operating Officer. There are no family relationships between Mr. Fullerton and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Fullerton is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, in connection with his appointment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated July 27, 2024
10.2	Executive Employment Agreement, dated July 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: August 2, 2024	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer